Exhibit 99.1

news

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Mark Kimbrough	Ed Fishbough
(615) 344-2688	(615) 344-2810

HCA Previews Third Quarter 2012 Results

Announces Intention to Declare Special Cash Dividend of $2.50 per Share

Nashville, Tenn., Oct. 16, 2012 – HCA Holdings, Inc. (NYSE: HCA) today announced preliminary financial and operating results for the third quarter ended September 30, 2012. The financial results are subject to finalization of the Company’s quarterly financial and accounting procedures.

HCA anticipates revenues for the third quarter will approximate $8.062 billion, compared to $7.258 billion in the third quarter of 2011. Net income attributable to HCA Holdings, Inc. for the third quarter of 2012 is anticipated to be approximately $360 million, compared to $61 million in the third quarter of 2011, which included pretax losses on retirement of debt of $406 million ($256 million net-of-tax or $0.49 per diluted share). Earnings per diluted share (EPS) is estimated to be $0.78 for the third quarter of 2012 compared to $0.11 per share in the third quarter of 2011. Adjusted EBITDA for the third quarter is expected to approximate $1.533 billion, compared to $1.412 billion for the same period in 2011. Adjusted EBITDA is a non-GAAP measure and a table reconciling estimated net income attributable to HCA Holdings, Inc. to estimated Adjusted EBITDA is included in this release. Preliminary results indicate same facility admissions for the third quarter of 2012 increased approximately 2.1 percent while same facility equivalent admissions increased 2.6 percent compared to the prior year period.

The Company also announced today that it intends, subject to applicable legal and contractual restrictions, to declare and pay a special cash dividend of $2.50 per share to stockholders during the fourth quarter of 2012. The dividend is expected to be funded through borrowings under the Company’s existing revolving credit facilities and/or incurrence of additional indebtedness. HCA’s ratio of debt-to-Adjusted EBITDA at September 30, 2012 was approximately 4.1x compared to 4.5x at December 31, 2011. The Company’s ratio of debt-to-Adjusted EBITDA is estimated to have been approximately 4.3x on September 30, 2012 adjusted for the anticipated impact of the special dividend and incremental financing. There can be no assurance that the special dividend will be declared and paid.

The Company will report its complete financial results for the third quarter on, or about, November 1, 2012 and will conduct its quarterly investor call at such time.

Cautionary Statement about Preliminary Results and Other Forward-Looking Information

This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact, including statements with respect to our estimated results of operations for the third quarter ended September 30, 2012, which are subject to finalization and contingencies associated with the Company’s third quarter financial and accounting procedures, and the proposed special dividend and related debt financing. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the ability to fund and the determination to declare and pay the special dividend, (2) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (3) the effects related to the enactment and implementation of the Budget Control Act of 2011 and the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), the possible enactment of additional federal or state health care reforms and possible changes to the Health Reform Law and other federal, state or local laws or regulations affecting the health care industry, (4) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in the Medicare, Medicaid and other state programs, including Medicaid upper payment limit programs or Waiver Programs, that may impact reimbursements to health care providers and insurers, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under managed care agreements, the ability to enter into and renew managed care provider agreements on acceptable terms and the impact of consumer driven health plans and physician utilization trends and practices, (9) the efforts of insurers, health care providers and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) future divestitures which may result in charges and possible impairments of long-lived assets, (16) changes in business strategy or development plans, (17) delays in receiving payments for services provided, (18) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (19) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (20) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments, and (21) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2011 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Holdings, Inc. and its affiliates.

HCA Holdings, Inc.

Supplemental Non-GAAP Disclosures

Operating Results Summary

(Dollars in millions, except per share amounts)

	Third Quarter
	2012	2011
	(Preliminary Estimated Amounts)
Revenues	$8,062	$7,258

Net income attributable to HCA Holdings, Inc.	$360	$61
Losses (gains) on sales of facilities (net of tax)	(5)	1
Losses on retirement of debt (net of tax)	—	256

Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt (a)	355	318
Depreciation and amortization	417	362
Interest expense	446	519
Provision for income taxes	220	128
Net income attributable to noncontrolling interests	95	85

Adjusted EBITDA (a)	$1,533	$1,412

Diluted earnings per share:
Net income attributable to HCA Holdings, Inc.	$0.78	$0.11
Losses (gains) on sales of facilities	(0.01)	—
Losses on retirement of debt	—	0.49

Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt (a)	$0.77	$0.60

Shares used in computing diluted earnings per share (000)	459,515	527,515

(a)	Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (“GAAP”). We believe net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt and Adjusted EBITDA as the primary measures to review and assess operating performance of its hospital facilities and their management teams.

Management and investors review both the overall performance (including; net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt and GAAP net income attributable to HCA Holdings, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that losses (gains) on sales of facilities and losses on retirement of debt will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Holdings, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.